195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Merrill B. Blanksteen Executive Vice President NewAlliance Bank 203 789 2639

NewAlliance Reports Second Quarter Earnings of $11.8 Million
  Net Interest Margin and Asset Quality Underscore Quarterly
Results

New Haven, Connecticut, July 29, 2008 – NewAlliance Bancshares, Inc. (NYSE: NAL), the holding company for NewAlliance Bank today announced net income of $11.8 million or $.12 per diluted share for the second quarter of 2008, compared to $12.9 million or $.13 per diluted share for the first quarter of 2008 and ($3.9) million or ($.04) per diluted share for the second quarter of 2007.  The difference over the prior year quarter was due primarily to the $22.6 million write-down related to the restructuring of the investment securities portfolio in June 2007.  Exclusive of the restructuring of the securities portfolio and merger related charges, net income in the prior year period was $11.1 million, or $.11 per diluted share.

Commenting on NewAlliance’s results for the recent quarter, Peyton R. Patterson, Chairman, President and Chief Executive Officer, stated, “The growth in our net interest margin, loan originations and core deposits, combined with controlled expense levels were the highlights of our second quarter results.  Additionally, sound credit quality and a strong capital position continue to illustrate the strength of our institution in an uncertain economy.”

The Company also announced that its Board of Directors voted today to pay a quarterly dividend of $.07 per share for the quarter ended June 30, 2008, level with the dividend paid following the first quarter.  The dividend will be paid on August 19, 2008 to shareholders of record on August 8, 2008.

Second Quarter Highlights (2nd QTR 2008 vs. 2nd QTR 2007):

•	Net interest margin increased 23 basis points to 2.67% compared to 2.44% for the second quarter of 2007;

•	Average loan balances increased by $293.9 million, or 6.4%, from June 2007, driven by growth in the residential loan category;

•	Deposit costs were reduced by $7.9 million while average balances of core deposits increased by $246.6 million;

•	The efficiency ratio decreased to 66.6% from 71.6% at June 2007;

•	Non-interest expenses were essentially flat with last year; however as a percentage of average assets expenses decreased 5 basis points to 2.02% from 2.07% compared to the second quarter of 2007; and

•	Improved per common share data:
o	Book value per share increased to $13.03 at June 30, 2008 from $12.61 at June 30, 2007.
o	Tangible book value per share at June 30, 2008 was $7.70 an increase from $7.41 at June 30, 2007.
o	Diluted weighted average shares decreased 4.3 million shares to 100.3 million diluted shares at June 30, 2008.

Linked Quarter Highlights (2nd QTR 2008 vs. 1st QTR 2008):

•	Net interest margin increased 11 basis points to 2.67% compared to 2.56% for the first quarter of 2008;

•
Trust Company of Connecticut, a division of NewAlliance Bank, opened a new office in Westport, Connecticut offering portfolio management, trust and estate administrative services.  This is our first Trust office in Fairfield County;

•	The Company repurchased approximately 635,000 shares of Company stock during the quarter at an average price of $12.74 per share. The Company still has 4.1 million shares it can repurchase under the current Board authorization;

•	Average loan balances increased by $118.1 million, or 2.5%, from the prior quarter, driven by growth in all loan categories;

•
Successful launch of “something extra…” a cash rewards program to our customers for using their NewAlliance VISA Debit card.  Debit card transactions have risen 8% in the first two months of the program and there has been a 2% increase in the number of cards being used during this same time period; and

•	Reduced deposit costs by $5.2 million, while average balances of core deposits increased by $236.6 million.

NewAlliance experienced a significant increase in its net interest margin for the quarter ended June 30, 2008 compared to the same period in the prior year and on a linked quarter basis.  The margin increased 23 basis points from the prior year and 11 basis points on a linked quarter basis due primarily to an increase in the average balances on interest-earning assets and an emphasis on reducing the average rate paid on interest-bearing deposits.   The margin increase from the prior year period also benefited from the securities portfolio restructuring undertaken in June 2007 to reduce the Company’s exposure to fixed rate assets and to increase the yield on the portfolio.

The Company began aggressively reducing deposit costs in the first quarter and was able to realize the full impact of this strategy in the second quarter.
NewAlliance experienced a 51 basis point decline on the average rate paid on interest-bearing deposits from the first quarter 2008 mainly due to time deposits which decreased 68 basis points from the prior quarter.  Additionally, the Company increased average core deposits $236.6 million during this time period as depositors shifted to core deposits from time deposits.  Average time deposits decreased $275.7 million.

The combination of improved net interest margin, growth in loans and growth in core deposits enabled net interest income to grow by $2.2 million from the first quarter and $5.6 million from the same quarter a year ago.

Non-interest expense for the quarter ended June 30, 2008 decreased $920,000 to $41.3 million from $42.2 million for the quarter ended March 31, 2008.  Excluding a severance charge in the first quarter of 2008, the increase on a linked quarter basis would have been $224,000, or less than one percent.  Compared to the prior year period, non-interest expense increased by approximately $382,000, or less than one percent.

Asset quality remained a strength at NewAlliance as of June 30, 2008 and the Company’s asset quality ratios have been significantly better than many standard industry comparisons.
•	Nonperforming loans to total loans were 0.53% as compared to 0.40% in the prior quarter.

•	Nonperforming assets to total assets were 0.33% as compared to 0.24% at March 31, 2008.

“We are seeing more stress in the markets we serve due to the slowdown in the economy, rising costs of food and energy, and increases in unemployment.  However, NewAlliance continues to benefit from the overall quality of our loan portfolio, which reflects our strong underwriting standards and the strength of our borrowers” said Ms. Patterson.

Net charge-offs increased to $1.3 million from both the prior year period and on a linked quarter basis.  When combined with the growth in the portfolio and an increase in nonperforming loans to $26.2 million the Company recorded a $3.7 million provision during the quarter bringing the allowance to $47.8 million.  The increase in nonperforming loans is primarily related to two construction loan relationships with residential home developers for condominium projects.  “Given the continued upheaval in the economy, charge-offs may continue in future periods, however, we expect the costs to be manageable as we continue to produce solid operating results,” said Don Chaffee, Chief Credit Officer.

“The continued challenge of producing quality loans and deposit growth remains in this uncertain environment and commands our full attention.  We remain focused on business growth initiatives, deepening our current customer relationships and acquiring new customers to continue our revenue momentum.  Our business model and prudent approach to risk management and asset quality will enable us to successfully manage during this stressed period in the economic cycle,” commented Ms. Patterson.

At June 30, 2008, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.26 billion in assets and operated 89 banking offices in Connecticut and Massachusetts and a Tier 1 leverage capital ratio at June 30, 2008 of 11.2%, over double the “well capitalized” benchmark of 5.0%.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on second quarter earnings at 2:00 p.m. Eastern Time on Wednesday, July 30, 2008.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-800-860-2442.  The international dial-in number is 1-412-858-4600.

A replay of the webcast and call will be available after 4:00 p.m. on July 30 through August 13, 2008.  To access the replay, dial 1-877-344-7529.  For international access, dial 1-412-317-0088.  The passcode for either replay number is 420257.

NewAlliance will also have a podcast available from its website a few hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as other unusual events, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2008	2007	2008	2007

Interest and dividend income	$99,180	$98,111	$201,394	$194,917
Interest expense	50,932	55,502	107,140	108,903

Net interest income before provision for loan losses	48,248	42,609	94,254	86,014
Provision for loan losses	3,700	600	5,400	1,600
Net interest income after provision for loan losses	44,548	42,009	88,854	84,414

Non-interest income
Depositor service charges	6,708	7,003	13,340	13,492
Loan and servicing income	264	612	645	1,058
Trust fees	1,678	1,676	3,348	3,343
Investment management, brokerage & insurance fees	1,844	1,861	4,376	3,535
Bank owned life insurance	1,291	1,600	2,820	3,170
Net gain (loss) on securities	87	(22,345)	1,225	(22,187)
Net gain on sale of loans	656	467	913	664
Other	1,991	1,360	3,518	3,388
Total non-interest income	14,519	(7,766)	30,185	6,463

Non-interest expense
Salaries and employee benefits	22,935	21,635	46,624	43,492
Occupancy	4,320	4,325	9,214	8,729
Furniture and fixtures	1,654	1,702	3,340	3,443
Outside services	4,471	4,182	8,744	8,759
Advertising, public relations, and sponsorships	2,036	2,258	3,745	3,938
Amortization of identifiable intangible assets	2,364	2,951	4,728	6,039
Merger related charges	23	472	78	2,339
Other	3,514	3,410	7,082	6,965
Total non-interest expense	41,317	40,935	83,555	83,704

Income (loss) before income taxes	17,750	(6,692)	35,484	7,173

Income tax provision (benefit)	5,968	(2,833)	10,768	1,736

Net income (loss)	$11,782	$(3,859)	$24,716	$5,437

Earnings (loss) per share
Basic	$0.12	$(0.04)	$0.25	$0.05
Diluted	0.12	(0.04)	0.25	0.05

Weighted average shares outstanding
Basic	100,112,529	103,872,256	100,194,898	103,960,928
Diluted	100,282,161	104,605,351	100,215,006	104,889,936

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2008	2008	2007	2007	2007

Interest and dividend income	$99,180	$102,214	$106,510	$101,853	$98,111
Interest expense	50,932	56,208	61,180	58,161	55,502

Net interest income before provision for loan losses	48,248	46,006	45,330	43,692	42,609
Provision for loan losses	3,700	1,700	2,300	1,000	600
Net interest income after provision for loan losses	44,548	44,306	43,030	42,692	42,009

Non-interest income
Depositor service charges	6,708	6,632	7,030	7,419	7,003
Loan and servicing income	264	381	422	522	612
Trust fees	1,678	1,670	1,715	1,724	1,676
Investment management, brokerage & insurance fees	1,844	2,532	1,300	1,976	1,861
Bank owned life insurance	1,291	1,529	1,567	1,639	1,600
Net gain (loss) on securities	87	1,138	286	(5,641)	(22,345)
Net gain on sale of loans	656	257	497	328	467
Other	1,991	1,527	1,429	2,490	1,360
Total non-interest income	14,519	15,666	14,246	10,457	(7,766)

Non-interest expense
Salaries and employee benefits	22,935	23,689	21,306	19,714	21,635
Occupancy	4,320	4,895	4,153	4,456	4,325
Furniture and fixtures	1,654	1,686	1,784	1,647	1,702
Outside services	4,471	4,273	4,187	4,195	4,182
Advertising, public relations, and sponsorships	2,036	1,709	2,157	1,862	2,258
Amortization of identifiable intangible assets	2,364	2,364	2,687	2,957	2,951
Merger related charges	23	56	114	70	472
Other	3,514	3,565	3,773	3,680	3,410
Total non-interest expense	41,317	42,237	40,161	38,581	40,935

Income (loss) before income taxes	17,750	17,735	17,115	14,568	(6,692)

Income tax provision (benefit)	5,968	4,801	6,180	7,147	(2,833)

Net income (loss)	$11,782	$12,934	$10,935	$7,421	$(3,859)

Earnings (loss) per share
Basic	$0.12	$0.13	$0.11	$0.07	$(0.04)
Diluted	0.12	0.13	0.11	0.07	(0.04)

Weighted average shares outstanding
Basic	100,112,529	100,277,267	101,228,135	103,173,249	103,872,256
Diluted	100,282,161	100,330,148	101,620,081	103,610,578	104,605,351

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,	June 30,
(In thousands)	2008	2007	2007
Assets
Cash and due from banks, noninterest bearing	$112,287	$108,917	$148,683
Short-term investments	52,000	51,962	88,961
Investment securities available for sale	2,006,502	2,201,021	1,986,660
Investment securities held to maturity	314,113	290,472	278,442
Loans held for sale	3,350	2,669	3,305
Loans
Residential real estate	2,553,064	2,389,944	2,323,208
Commercial real estate	1,213,878	1,194,613	1,142,455
Commercial business	473,147	457,745	471,829
Consumer	709,378	685,667	664,800
Total loans	4,949,467	4,727,969	4,602,292
Less allowance for loan losses	(47,798)	(43,813)	(42,423)
Total loans, net	4,901,669	4,684,156	4,559,869
Premises and equipment, net	60,898	61,939	63,902
Cash surrender value of bank owned life insurance	134,878	132,059	128,853
Goodwill	527,643	531,191	529,018
Identifiable intangible assets	48,588	53,316	58,959
Other assets	100,328	93,282	95,812
Total assets	$8,262,256	$8,210,984	$7,942,464

Liabilities
Deposits
Regular savings	$1,349,136	$941,051	$930,944
Money market	427,174	492,042	496,791
NOW	391,946	401,097	453,922
Demand	500,673	477,408	504,840
Time	1,662,071	2,062,067	2,021,620
Total deposits	4,331,000	4,373,665	4,408,117
Borrowings
Federal Home Loan Bank advances	2,244,598	2,136,965	1,811,198
Repurchase agreements	183,783	192,145	194,300
Junior subordinated debentures	24,835	24,935	25,034
Other borrowings	1,390	1,459	1,527
Other liabilities	69,540	74,708	78,420
Total liabilities	6,855,146	6,803,877	6,518,596

Stockholders' equity	1,407,110	1,407,107	1,423,868

Total liabilities and stockholders' equity	$8,262,256	$8,210,984	$7,942,464

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share data)	2008	2008	2007	2007	2007
Net interest income before provision for loan loss	$ 48,248	$ 46,006	$ 45,330	$ 43,692	$ 42,609
Net income (loss)	11,782	12,934	10,935	7,421	(3,859)
Shares outstanding (end of period)	107,955,035	108,590,368	108,851,592	111,618,678	112,877,629
Weighted average shares outstanding:
Basic	100,112,529	100,277,267	101,228,135	103,173,249	103,872,256
Diluted	100,282,161	100,330,148	101,620,081	103,610,578	104,605,351
Earnings per share:
Basic	$ 0.12	$ 0.13	$ 0.11	$ 0.07	$ (0.04)
Diluted	0.12	0.13	0.11	0.07	(0.04)
Shareholders' equity (end of period)	1,407,110	1,414,849	1,407,107	1,418,832	1,423,868
Book value per share (end of period)	13.03	13.03	12.93	12.71	12.61
Tangible book value per share (end of period)	7.70	7.70	7.56	7.45	7.41

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.67%	2.56%	2.49%	2.49%	2.44%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.20	2.06	1.94	1.92	1.86
Average yield on interest-earning assets	5.48	5.70	5.85	5.80	5.62
Average rate paid on interest-bearing liabilities	3.28	3.64	3.91	3.88	3.76

Return on average assets	0.58	0.64	0.53	0.37	(0.20)
Return on average equity	3.33	3.66	3.10	2.09	(1.08)

At period end:
Tier 1 leverage capital ratio	11.16%	11.20%	10.92%	11.64%	11.93%
Tangible equity/tangible assets	10.81	10.99	10.79	10.94	11.37

Asset Quality Information
Nonperforming loans	$ 26,181	$ 18,989	$ 16,386	$ 19,435	$ 15,146
Total nonperforming assets	27,599	19,546	17,283	19,547	15,258
Nonperforming loans as a % of total loans	0.53%	0.40%	0.35%	0.42%	0.33%
Nonperforming assets as a % of total assets	0.33	0.24	0.21	0.24	0.19
Allowance for loan losses as a % of total loans	0.97	0.95	0.93	0.92	0.92
Allowance for loan losses as a % of nonperforming loans	182.57	239.16	267.38	221.25	280.09

Provision for loan losses	$ 3,700	$ 1,700	$ 2,300	$ 1,000	$ 600

Banking offices	89	89	88	88	88

Non-GAAP Financial Information and Ratios

Net income (loss), GAAP	$ 11,782	$ 12,934	$ 10,935	$ 7,421	$ (3,859)
Net loss on sale of restructured AFS securities, net of tax	-	-	-	3,691	14,673
Merger costs, net of tax	15	36	74	46	307
Charitable contribution valuation allowance adjustment	-	-	1,000	2,600	-
Proforma net income	$ 11,797	$ 12,970	$ 12,009	$ 13,758	$ 11,121

Proforma net income per share - basic	0.12	0.13	0.12	0.13	0.11
Proforma net income per share - diluted	0.12	0.13	0.12	0.13	0.11

Noninterest income as a percent of
operating revenue (1)	21.96%	24.26%	20.99%	25.69%	25.34%
Noninterest income (1)	$ 13,577	$ 14,738	$ 12,046	$ 15,108	$ 14,464
Proforma return on average assets (2)	0.58%	0.64%	0.58%	0.69%	0.56%
Proforma return on average tangible assets (2)	0.62	0.69	0.63	0.75	0.61
Proforma return on average equity (2)	3.34	3.67	3.41	3.87	3.12
Proforma return on average tangible equity (2)	5.64	6.24	5.83	6.60	5.32
Efficiency ratio (3)	66.62	69.24	69.86	65.48	71.55
Proforma efficiency ratio (3) (4)	66.59	69.15	69.66	65.37	70.73
Expenses to Average Assets (5)	2.02	2.02	1.95	1.93	2.05

(1) Excludes total net gains or losses on securities & limited partnerships
(2) Excludes net loss on the sale of restructured AFS securities and merger costs, net of tax and the charitable contribution valuation allowance adjustment included in tax expense (Where applicable)
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes merger costs
(5) Excludes severence and merger costs

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2008			June 30, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,496,686	$34,512	5.53%	$2,296,841	$31,729	5.53%
Commercial real estate	1,201,492	18,291	6.09	1,129,658	18,636	6.60
Commercial business	460,348	6,819	5.93	478,037	8,862	7.42
Consumer	700,195	9,547	5.45	660,334	10,887	6.59
Total Loans	4,858,721	69,169	5.69	4,564,870	70,114	6.14
Short-term investments	29,012	190	2.62	55,736	732	5.25
Investment securities	2,346,725	29,821	5.08	2,359,563	27,265	4.62
Total interest-earning assets	7,234,458	$99,180	5.48%	6,980,169	$98,111	5.62%
Non-interest-earning assets	942,280			910,013
Total assets	$8,176,738			$7,890,182

Interest-bearing liabilities
Deposits
Money market	$459,839	$2,309	2.01%	$498,785	$4,201	3.37%
NOW	386,766	277	0.29	425,608	1,209	1.14
Savings	1,238,774	7,453	2.41	906,121	4,296	1.90
Time	1,667,174	14,766	3.54	2,055,404	22,949	4.47
Total interest-bearing deposits	3,752,553	24,805	2.64	3,885,918	32,655	3.36
Repurchase agreements	178,715	919	2.06	193,016	1,914	3.97
FHLB advances and other borrowings	2,273,945	25,208	4.43	1,821,975	20,933	4.60
Total interest-bearing liabilities	6,205,213	50,932	3.28%	5,900,909	55,502	3.76%
Non-interest-bearing demand deposits	482,501			490,733
Other non-interest-bearing liabilities	74,564			71,945
Total liabilities	6,762,278			6,463,587
Equity	1,414,460			1,426,595
Total liabilities and equity	$8,176,738			$7,890,182
Net interest-earning assets	$1,029,245			$1,079,260
Net interest income		$48,248			$42,609
Interest rate spread			2.20%			1.86%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.67%			2.44%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.59%			118.29%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2008			March 31, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,496,686	$34,512	5.53%	$2,396,849	$33,278	5.55%
Commercial real estate	1,201,492	18,291	6.09	1,199,161	18,887	6.30
Commercial business	460,348	6,819	5.93	456,668	7,365	6.45
Consumer	700,195	9,547	5.45	687,913	10,287	5.98
Total Loans	4,858,721	69,169	5.69	4,740,591	69,817	5.89
Short-term investments	29,012	190	2.62	28,668	284	3.96
Investment securities	2,346,725	29,821	5.08	2,409,659	32,113	5.33
Total interest-earning assets	7,234,458	$99,180	5.48%	7,178,918	$102,214	5.70%
Non-interest-earning assets	942,280			946,738
Total assets	$8,176,738			$8,125,656

Interest-bearing liabilities
Deposits
Money market	$459,839	$2,309	2.01%	$492,249	$3,221	2.62%
NOW	386,766	277	0.29	381,017	517	0.54
Savings	1,238,774	7,453	2.41	998,291	5,750	2.30
Time	1,667,174	14,766	3.54	1,942,892	20,510	4.22
Total interest-bearing deposits	3,752,553	24,805	2.64	3,814,449	29,998	3.15
Repurchase agreements	178,715	919	2.06	189,980	1,149	2.42
FHLB advances and other borrowings	2,273,945	25,208	4.43	2,170,195	25,061	4.62
Total interest-bearing liabilities	6,205,213	50,932	3.28%	6,174,624	56,208	3.64%
Non-interest-bearing demand deposits	482,501			459,678
Other non-interest-bearing liabilities	74,564			76,440
Total liabilities	6,762,278			6,710,742
Equity	1,414,460			1,414,914
Total liabilities and equity	$8,176,738			$8,125,656
Net interest-earning assets	$1,029,245			$1,004,294
Net interest income		$48,248			$46,006
Interest rate spread			2.20%			2.06%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.67%			2.56%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.59%			116.26%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Six Months Ended
	June 30, 2008			June 30, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,446,768	$67,790	5.54%	$2,222,235	$61,549	5.54%
Commercial real estate	1,200,327	37,177	6.19	1,125,494	37,008	6.58
Commercial business	458,508	14,185	6.19	461,341	16,980	7.36
Consumer	694,054	19,833	5.72	655,962	21,641	6.60
Total Loans	4,799,657	138,985	5.79	4,465,032	137,178	6.14
Short-term investments	28,841	474	3.29	60,053	1,610	5.36
Investment securities	2,378,191	61,935	5.21	2,435,575	56,129	4.61
Total interest-earning assets	7,206,689	$201,394	5.59%	6,960,660	$194,917	5.60%
Non-interest-earning assets	944,508			879,731
Total assets	$8,151,197			$7,840,391

Interest-bearing liabilities
Deposits
Money market	$476,044	$5,529	2.32%	$503,482	$8,193	3.25%
NOW	383,892	794	0.41	421,929	2,251	1.07
Savings	1,118,532	13,204	2.36	873,917	7,530	1.72
Time	1,805,033	35,276	3.91	2,096,046	46,703	4.46
Total interest-bearing deposits	3,783,501	54,803	2.90	3,895,374	64,677	3.32
Repurchase agreements	184,348	2,067	2.24	196,893	3,837	3.90
FHLB advances and other borrowings	2,222,070	50,270	4.52	1,781,600	40,389	4.53
Total interest-bearing-liabilities	6,189,919	107,140	3.46%	5,873,867	108,903	3.71%
Non-interest-bearing demand deposits	471,090			523,176
Other non-interest-bearing liabilities	75,502			49,337
Total liabilities	6,736,511			6,446,380
Equity	1,414,686			1,394,011
Total liabilities and equity	$8,151,197			$7,840,391
Net interest-earning assets	$1,016,770			$1,086,793
Net interest income		$94,254			$86,014
Interest rate spread			2.13%			1.89%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.62%			2.47%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.43%			118.50%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2008	2008	2007	2007	2007
Nonperforming assets
Residential real estate	$8,464	$7,068	$4,837	$4,514	$3,090
Commercial real estate	11,948	5,304	5,796	7,103	5,795
Commercial business	4,904	5,497	4,912	6,977	5,406
Consumer	865	1,120	841	841	855
Total nonperforming loans	26,181	18,989	16,386	19,435	15,146

Other nonperforming assets, net	1,418	557	897	112	112

Total nonperforming assets	$27,599	$19,546	$17,283	$19,547	$15,258

Allowance for loan losses	$47,798	$45,414	$43,813	$43,000	$42,423

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2008	2008	2007	2007	2007
Net loan charge-offs (recoveries)
Residential real estate	$(3)	$47	$(189)	$(2)	$(4)
Commercial real estate	989	(11)	723	(12)	262
Total real estate	986	36	534	(14)	258
Commercial business	161	(50)	666	311	(142)
Consumer	169	113	287	126	146
Total net charge-offs	$1,316	$99	$1,487	$423	$262

Provision for loan losses	$3,700	$1,700	$2,300	$1,000	$600

	At or For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2008	2008	2007	2007	2007
Ratios
Allowance for loan losses to total loans	0.97%	0.95%	0.93%	0.92%	0.92%
Allowance for loan losses to nonperforming loans	182.57	239.16	267.38	221.25	280.09
Nonperforming loans to total loans	0.53	0.40	0.35	0.42	0.33
Nonperforming assets to total assets	0.33	0.24	0.21	0.24	0.19
Net charge-offs to average loans (annualized)	0.11	0.01	0.13	0.04	0.02